NEWS RELEASE		800 Gessner • Suite 500 • Houston, TX 77024
AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
TUESDAY, SEPT. 16, 2008

GROUP 1 AUTOMOTIVE REPORTS ON AFTERMATH OF HURRICANE IKE

Service Departments and Collision Centers Open for Impacted Customers

HOUSTON, Sept. 16, 2008 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported that it has been in contact with most of its employees in areas that were impacted by Hurricane Ike and all are reporting that they are safe and sound.

As for the nine Houston-area dealerships, preliminary results show that there was only minor damage sustained at a few of the stores, such as broken windows and minor flooding. All stores suffered power outages. Most of these issues have been addressed and nearly all of these dealerships will be operating by tomorrow. The company has three collision centers open in the Houston area that are writing estimates and are prepared to help customers with storm-damaged vehicles –Sterling McCall Nissan, Fort Bend Toyota and Sterling McCall Restoration Center that is associated with the company’s Sterling McCall Toyota, Lexus and Acura dealerships. The company’s six Beaumont, Texas, dealerships were impacted to a greater extent by Hurricane Ike, with partial roof damage and more significant power outages, but the company anticipates opening those dealerships within a week. In addition, the company reported it incurred only minimal inventory damage at all of the impacted stores. As significant numbers of customers and employees are still without power, Group 1 anticipates it will take a week or two before operations are back to pre-storm levels.

Group 1’s corporate office also sustained some minor damage, however, power and phones have been restored allowing the office to reopen today for any employees that can safely make it in.

“We consider ourselves very lucky in the Houston-metro area, as it appears that Hurricane Ike spared significant loss of life,” said, Earl J. Hesterberg, Group 1’s president and chief executive officer. “I also want to express my gratitude to all of our employees that have been involved in the clean up and restoration of Group 1’s operations; the level of commitment and dedication is truly amazing and their efforts are much appreciated.”

About Group 1 Automotive Inc.
Group 1 owns and operates 100 automotive dealerships, 134 franchises, and 26 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.